Form N-SAR, Sub-Item 77C
Submission of matters to a vote of
security holders

Nuveen Premium Income
Municipal Fund 2, Inc.
33-46940, 811-06621

An annual meeting of the
shareholders of the
Nuveen Premium Income Municipal
Fund 2, Inc. (the Fund) was held July
26, 2005.

The purpose of the meeting was to

1. elect nine (9) directors to serve
2. until their successors shall
3. have been duly elected and
4. qualified;

Approval of the Board Members
was reached as follows:

Robert P. Bremner
For 37,963,419
Withhold 467,695

Lawrence H. Brown
For  37,962,069
Withhold 469,045

Jack B. Evans
For  37,965,474
Withhold  465,640

William C. Hunter
For 37,957,200
Withhold  473,914

David J. Kundert
For 37,967,637
Withhold  463,477

William J. Schneider, elected by Preferred
shareholders only
For 13,321
Withhold  78

Timothy R. Schwertfeger, elected by
 Preferred shareholders only
For 13,318
Withhold  81

Judith M. Stockdale
For 37,967,712
Withhold  463,402

Eugene S. Sunshine
For  37,963,681
Withhold  467,433

5. approve a new Investment
6.  Management Agreement .

The number of shares voted in the
 affirmative:
37,554,584 and
the number of negative votes:
 460,744

Proxy materials are herein
incorporated by reference
to the SEC filing on June 21, 2005,
under
Conformed Submission Type DEF
14A, accession
number 0000950137-05-007660.